HORMEL FOODS CORPORATION

Long-Term Incentive Plan Award Agreement
Under the 2018 Incentive Compensation Plan

    Hormel Foods Corporation (the “Company”), pursuant to its 2018 Incentive Compensation Plan (the “Plan”), hereby grants a long-term incentive plan performance-based Award (the “LTIP Award”) under the Plan to you, the Participant named below. The terms and conditions of the LTIP Award are set forth in this Agreement, consisting of this cover page and the LTIP Award Terms and Conditions on the following pages, and in the Plan document, a copy of which has been provided to you. Any capitalized term that is not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

Name of Participant: _______________________
Target Award: $ ________________	Grant Date: November 20, 2023
Performance Period: one or more of the performance periods set forth in the exhibits to this Agreement describing the performance metrics applicable to this LTIP Award (each performance period, respectively, is an “Applicable Performance Period”).
Last Day of Performance Period: October 25, 2026
Proportion of Award Based on Each Performance Metric:
Performance Metric	Weighting
rTSR (Exhibit A) Organic Net Sales Growth (Exhibit B) ROIC (Exhibit C)	50% 25% 25%

By signing below or otherwise evidencing your acceptance of this Agreement in a manner approved by the Company, you agree to all of the terms and conditions contained in this Agreement and in the Plan document. You acknowledge that you have received and reviewed these documents and that they set forth the entire agreement between you and the Company regarding this LTIP Award.

PARTICIPANT    HORMEL FOODS CORPORATION

        By:__/s/ James P. Snee_____________________
        Name: James P. Snee
        Title: Chairman of the Board, President and CEO

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Form of LTIP Award Agreement (2018 Incentive Compensation Plan)    Page 1

HORMEL FOODS CORPORATION
2018 Incentive Compensation Plan
Long-Term Incentive Plan Award Agreement
LTIP Award Terms and Conditions
1.    LTIP Award.
(a)    The Company hereby grants to the Participant the LTIP Award, which represents a Cash Incentive Award and the opportunity to receive cash as determined under the Plan, upon the achievement of the Performance Goals described in the attachments hereto.
(b)    The LTIP Award granted to the Participant shall achieve value and generate a cash payment upon the achievement of the Performance Goals (the “Performance Goals”) set forth in one or more of the exhibits to this Agreement describing the performance metrics for the Applicable Performance Periods specified in each respective attachment. The specific LTIP amount payable to Participant with respect to this Award is based on the percentage of the Target Award set forth on the cover page of this Agreement achieved based on attainment of Performance Goals, proportionately for each Award metric, as weighted on the cover page.
(c)    The Committee will determine the level of achievement of each Performance Goal, and the amount of the corresponding payment for the LTIP Award (if any), following the Last Day of the Applicable Performance Period
2.    Payment of LTIP Award. Payment of the LTIP Award shall be made solely in cash, no later than the end of the calendar year in which the Applicable Performance Period ends, subject to any deferred compensation election which may be permitted pursuant to the Company’s executive deferred income plan.
3.    Discretionary Reduction. The Committee shall retain sole and full discretion to reduce, in whole or in part, the amount of any cash payment otherwise payable to Participant under the LTIP Award, including, without limitation, a reduction of all amounts to be paid hereunder in the event the Company suffers a serious earnings decline at the time such amounts are payable, making the reduction of such amounts advisable in view of the financial circumstances of the Company.
4.    Termination of Employment.
(a)If the Participant's employment is terminated during the Performance Period for any reason other than Disability, Qualified Retirement (as defined below) or death, the Participant shall forfeit all rights under the LTIP Award. As used herein, “Qualified Retirement” means any termination of your Service, other than for Cause, occurring at or after age 60 with five (5) years or more of continuous service to the Company and its Affiliates, or at or after age 55 with fifteen (15) years or more of continuous service to the Company and its Affiliates.
(b)If the Participant's employment is terminated during the Performance Period as a result of Disability or Qualified Retirement, the Participant or the Participant's beneficiary or estate shall receive a cash settlement after the Last Day of the Performance Period and all performance calculations have been made. Such settlement shall be computed by (i) determining the amount that would have been earned over the entire Applicable Performance Period if the Participant's employment had continued through the Last Day of the Performance Period; and (ii) multiplying the amount in (i) above by a fraction, the numerator of which is the number of days in each Applicable Performance Period that the Participant was an employee of the Company or its subsidiaries and the denominator of which is the number of days comprising the Applicable Performance Period (the “Service Fraction”).
(c)If the Participant’s employment is terminated during the Performance Period as a result of death, the Participant's beneficiary or, if applicable, heirs, shall receive a cash settlement as soon as practicable after the date of the Participant’s death. Such settlement shall be computed by multiplying the Target Award times the Service Fraction. Unless the Participant has delivered to the Company a beneficiary designation in a form acceptable to the Company, the cash settlement shall be made according to the laws of descent and distribution upon the death of the Participant.

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5.    Change in Control. Upon the occurrence of a Change in Control, as defined in the Plan, the Last Day of the Performance Period shall be deemed to have occurred on the date of such Change in Control, and payment will be made as though the full Performance Period has been completed, without proration. In calculating such payment, the Organic Net Sales Growth and ROIC metrics shall be determined using the then available financial information in a manner approved by the Committee.
6.    Governing Plan Document. This Agreement and the LTIP Award are subject to all the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.
7.    Choice of Law. This Agreement will be interpreted and enforced under the laws of the state of Delaware (without regard to its conflicts or choice of law principles).
8.    Binding Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.
9.    Compensation Recovery Policy; Cancellation and Recission.
(a)    You agree that (i) during the period of your Service with the Company or any of its Affiliates and (ii) for purposes of clauses (A) and (B) below only, for the one-year period immediately following termination of such Service for any reason, you will not (A) materially breach the Company’s Code of Ethical Business Conduct, (B) breach any nondisclosure or similar obligation owed to the Company or any Affiliate or (C) render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company.
(b)    Failure to comply with the provisions of Section 9(a) shall cause the LTIP Award to be canceled.  Any failure to comply with the provisions of Section 9(a) occurring within a one year period after any payment pursuant to the LTIP Award shall cause such payment to be rescinded.  The Company shall notify you in writing of any such rescission.  Within ten days after receiving such notice from the Company, you shall pay to the Company the amount of any rescinded payment received pursuant to the LTIP Award.
(c)    Additionally, the LTIP Award and any compensation associated herewith is subject to reduction, cancellation, forfeiture or recovery by the Company or other action pursuant to the compensation recovery policy or policies adopted by the Board or the Committee at any time, including but not limited to a policy adopted in response to the requirements of Section 10D of the Exchange Act, U.S. Securities and Exchange Commission (“SEC”) regulations, exchange listing requirements, and any implementing rules and regulations thereunder, as in effect from time to time, or as otherwise required by a stock exchange or law. The LTIP Award is hereby unilaterally amended by the Committee to comply with any such compensation recovery policy or policies in effect from time to time.
10.    Electronic Delivery and Acceptance. The Company may deliver any documents related to the LTIP Award by electronic means and request your acceptance of this Agreement by electronic means. You hereby consent to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party plan administrator.
By signing the cover page of this Agreement or otherwise accepting this Agreement in a manner approved by the Company, you agree to all the terms and conditions described above and in the Plan document.

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Form of LTIP Award Agreement (2018 Incentive Compensation Plan)    Page 3

Exhibit A
Relative TSR Metric

Applicable Performance Period: June 16, 2023 (the “Start Date”) until October 25, 2026
Percentage Weight of rTSR Metric: 50%
The Company will be ranked among the Peer Group companies according to Total Shareholder Return during the Applicable Performance Period. The Committee will apply the Company’s ranking to determine what percentage of the Target Award specified in each Participant’s individual LTIP Award for the rTSR metric shall be paid to such Participant, in the manner specified below, subject to the maximum amount which can be earned by any Participant under the Plan.
Definitions:
“Fair Market Value” shall be (a) the average of the closing price of a company's voting common stock on the New York Stock Exchange, the NYSE American Exchange or the Nasdaq Stock Market, during the ten-trading-period beginning on the Applicable Performance Period Start Date and during the ten-trading-period immediately preceding the end of the Performance Period, or (b) if the voting common stock is not listed on an exchange, but is quoted on Nasdaq National Market System, the average of the closing price (or if closing prices are not available, then the average of the highest bid and lowest asked prices) on each of the ten trading days beginning on the Applicable Performance Period Start Date and for each of the ten trading days immediately preceding the end of the Applicable Performance Period.
“Peer Group” means the following twenty (20) companies selected by the Committee:

Campbell Soup Company Clorox Company Coca-Cola Company ConAgra Foods, Inc. Flowers Foods, Inc. Fresh Del Monte Produce Inc. General Mills, Inc.	Hain Celestial Group, Inc. Hershey Company J.M. Smucker Company Kellogg Company Kraft Heinz Company McCormick & Company, Inc. Mondelez International Inc.	PepsiCo Inc. Pilgrim’s Pride Corp. Post Holdings, Inc. Seaboard Corporation Treehouse Foods Inc. Tyson Foods Inc.
With the exception of bankruptcy, in the event any Peer Group companies are not hereafter listed on the New York Stock Exchange, the NYSE American Exchange or the Nasdaq Stock Market, or quoted on Nasdaq’s National Market System during the Applicable Performance Period, such companies will drop out of the Peer Group, and the size of the Peer Group shall be reduced accordingly.
“Total Shareholder Return” or "TSR” is calculated as follows for each company remaining in the Peer Group and for the Company. The Fair Market Value of a share of voting common stock shall be determined for each Peer Group company and the Company at the Applicable Performance Period Start Date (the “Beginning Value”). During the Applicable Performance Period each dividend paid by any Peer Group company and the Company shall be deemed invested in that company’s voting common stock at the closing price of such stock on the date the dividend was paid. At the end of the Applicable Performance Period, the Fair Market Value of a share of voting common stock plus the fair market value of any additional whole or fractional share of voting common stock deemed purchased with dividends shall be determined for each remaining Peer Group company and the Company (the “Ending Value”). In the event of stock splits or other recapitalizations (excepting stock repurchases or issuances of new stock for acquisitions), the Committee shall make such adjustment as it deems appropriate to maintain comparability between the Beginning Value and Ending Value. The percentage increase (or decrease) of Ending Value compared to Beginning Value is the Total Shareholder Return.

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Form of LTIP Award Agreement (2018 Incentive Compensation Plan)    Page 4

Determination of Payout:
The Committee shall determine Fair Market Value of a share of the voting common stock of each company in the Peer Group, and of the Company, as of the beginning and the end of the Applicable Performance Period. After the end of the Applicable Performance Period, the Committee shall calculate the Total Shareholder Return for each company remaining in the Peer Group and for the Company.
The percentage of the Target Award that you may achieve based on TSR growth relative to the Peer group over the Applicable Performance Period will be determined based on the Performance Goals as described below.
TSR Performance Goals:

	Percentile	% of Target Award
Below Threshold	0-25%	0%
Threshold	Above 25%	50%
Target	50%	100%
Excellence	90%	200%
Maximum	100%	300%

Notes:
1- Percentile is calculated by dividing the peer group rank by the total number of companies. The peer group rank is the number of positions from the bottom of the peer group (i.e., the company with the highest total shareholder return is ranked 25; the company with the lowest total shareholder return is ranked 1)
2- Linear interpolation is applied for performance that is at or above threshold and between the percentile points listed.

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Form of LTIP Award Agreement (2018 Incentive Compensation Plan)    Page 5

Exhibit B
Organic Net Sales Growth Metric
Applicable Performance Period: October 30, 2023 until October 25, 2026
Percentage Weight of Organic Net Sales Growth Metric: 25%
The Committee shall determine Organic Net Sales Growth for each fiscal year in the Applicable Performance Period. The percentage of the Target Award that you may achieve will be determined based on 3-year average of annual Organic Net Sales Growth during the Applicable Performance Period as compared to the Performance Goals as described below.
Definitions:
“Organic Net Sales Growth” is the percentage year-over-year growth in “Net Sales” excluding the impact of acquisitions and divestitures, for each fiscal year during the Applicable Performance Period, and as detailed in the Company’s financial statements filed with the SEC. If there is no impact of acquisitions or divestitures during the Applicable Performance Period, Organic Net Sales Growth is equivalent to the percentage growth in Net Sales, as detailed in the Company’s financial statements filed with the SEC.
In addition, the Committee may adjust Organic Net Sales Growth for: extraordinary, unusual, transition, one-time and/or non-recurring items as determined by the Committee from time to time.
Organic Net Sales Growth Performance Goals:

	Percentile	% of Target Award
Below Threshold	Below 0.5%	0%
Threshold	0.5%	50%
Target	2.5%	100%
Excellence	4.5%	200%
Maximum	5.5%	300%
Note: When Organic Net Sales Growth is at or above threshold, and between inflection points, linear interpolation will be used to determine the appropriate percentage of the Target Award.

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Form of LTIP Award Agreement (2018 Incentive Compensation Plan)    Page 6

Exhibit C
ROIC Metric
Applicable Performance Period: October 30, 2023 until October 25, 2026
Percentage Weight of ROIC Metric: 25%
The Committee shall determine the ROIC for the last fiscal year during the Applicable Performance Period, recognizing that business decisions made in the first two fiscal years of the Applicable Performance Period impact such ROIC. The percentage of the Target Award that you may achieve will be determined based on ROIC for the last fiscal year during the Applicable Performance Period as compared to the Performance Goals as described below.
Definitions:
The term “ROIC” or “Return on Invested Capital”, means ”Net Income” divided by “Invested Capital”, where: (i) “Net Income” is total annual earnings after taxes, as detailed in the Company’s financial statements filed with the SEC; and (ii) “Invested Capital” is the five-quarter average of “Total Debt” plus “Shareholder Investment”, as detailed in the Company’s financial statements filed with the SEC. The five quarters will be the 4th quarter of the year prior to the applicable fiscal year and the 1st quarter, 2nd quarter, 3rd quarter, and 4th quarter of the applicable fiscal year.
In addition, the Committee may adjust ROIC to exclude the impact of the following: (i) accretion expense; (ii) goodwill impairment; (iii) charges for reorganizing or restructuring; (iv) charges from asset write-downs; (v) acquisitions or divestitures; (vi) foreign exchange gains or losses; (vii) changes in accounting principles or tax laws, rules or regulations; and (viii) extraordinary, unusual, transition, one-time and/or non-recurring items as determined by the Committee from time to time.
ROIC Performance Goals:

	Percentile	% of Target Award
Below Threshold	Below 8%	0%
Threshold	8%	50%
Target	10%	100%
Excellence	12%	200%
Maximum	14%	300%
Note: When ROIC performance is at or above threshold, and between inflection points, linear interpolation will be used to determine the appropriate percentage of the Target Award.

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Form of LTIP Award Agreement (2018 Incentive Compensation Plan)    Page 7